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                                                                 EXHIBIT 10.16.1

                              AMENDED AND RESTATED
                           WESTERN DIGITAL CORPORATION
                            LONG-TERM RETENTION PLAN


        This Plan was adopted by the Company in July 1995 and amended and restated in July 1997.

1.      PURPOSE.

        The purpose of the Western Digital Corporation Long-Term Retention Plan (the "PLAN") is to provide additional incentive compensation to a select group of employees who are considered critical to the management and successful operation of Western Digital Corporation (the "COMPANY").

2.      DEFINITIONS.

        As used herein, the following terms shall have the meanings ascribed thereto below:

        (a) "ACCOUNT" means a bookkeeping account maintained by the Company for each Award to track vesting and value pursuant to Sections 5 and 6.

        (b) "AWARD" means the commitment of the Company to make payments under the Plan to an Eligible Employee selected pursuant to Section 4 in amounts determined in accordance with Sections 5 and 6.

        (c) "BASE AMOUNT" means the amount of an Award at the time of its grant, denominated in Dollars.

        (d) "BOARD" means the Board of Directors of the Company.

        (e) "CHANGE IN CONTROL" has the meaning set forth in the Deferred Compensation Plan.

        (f) "COMMITTEE" means a committee of the Board consisting solely of two
(2) or more Non-employee Directors.

        (g) "COMMON STOCK" means the common stock of the Company.

        (h) "DEFERRED COMPENSATION PLAN" means the Company's Deferred Compensation Plan.

        (i) "ELIGIBLE EMPLOYEE" means a select group of management or highly compensated employees (within the meaning of Title I of the Employee Retirement Income Security Act of 1974) regularly employed by the Company or any of its subsidiaries.



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        (j) "NON-EMPLOYEE DIRECTOR" means a director who is both a "non-employee director" as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

        (k) "PARTICIPANT" means any Eligible Employee to whom an Award is granted.

        (l) "SHARE EQUIVALENTS" means amounts credited to a Participant's Account pursuant to Section 5.1 to reflect an Award, and other amounts credited to such Account pursuant to the Plan.

        (m) "SHARE EQUIVALENT VALUE" has the meaning set forth in Section 6.3.

        (n) "SUB-ACCOUNT" means a First Sub-Account, Second Sub-Account, or Third Sub-Account making up a portion of an Account as described in Section 5.1.

        (o) "VALUATION DATE" means each January 1 and July 1.

3.      ADMINISTRATION OF THE PLAN.

        3.1 Administrator. The Plan shall be administered by the Board, which shall have complete discretion and authority to interpret and construe the Plan and any Awards issued thereunder, decide all questions of eligibility and benefits (including underlying factual determinations), and adjudicate all claims and disputes.

        3.2 Administrative Rules. The Board may (a) adopt, amend, and rescind rules and regulations relating to the Plan; (b) determine the Base Amount and any other terms and provisions of Awards not inconsistent with the Plan, (c) construe the provisions of the Plan and Awards; and (d) make all determinations necessary or advisable for administering the Plan. Any such actions by the Board shall be consistent with the provisions of the Plan. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan or Award into effect, and it shall be the sole and final judge of such expediency. The determinations of the Board on the matters referred to in this
Section 3.2 shall be final and binding on all interested parties.

        3.3 Delegation. The Board may delegate any of its responsibilities with respect to the Plan to the Committee.

4.      AWARDS.

        4.1 Eligibility and Grants of Awards. Subject to the express provisions of the Plan, Awards may be granted to Eligible Employees by the Board or the Committee. Upon the date of any such grant, or any effective date of such grant specified by the Board or Committee different from the date the grant decision is made, the Award shall be effective and the recipient thereof shall be a Participant with respect to that Award. Each Award granted pursuant to the Plan shall



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be evidenced by a memorandum from the Company to the recipient specifying the
Base Amount of the Award and such other terms as the Board or Committee shall deem necessary or desirable.

        4.2 Continued Employment. The grant of an Award to an Eligible Employee pursuant to the Plan shall not give the Eligible Employee any right to be retained in the employ of the Company; and the right and power of the Company to dismiss or discharge any Eligible Employee or Participant, with or without cause, for any reason or no reason, is specifically reserved.

        4.3 No Property Rights. The grant of an Award to an Eligible Employee pursuant to the Plan shall not be deemed the grant of a property interest in any assets of the Company. Each Award evidences only a general obligation of the Company to comply with the terms and conditions of the Plan and make payments in accordance with the Plan from the assets of the Company that are available for the satisfaction of obligations to creditors. The Company shall not segregate any assets in respect of any Awards or Participant Accounts. The rights of a Participant to benefits under this Plan shall be solely those of a general, unsecured creditor of the Company.

        4.4 No Rights as a Shareholder. A Participant shall have no dividend, voting, or any other rights as a shareholder with respect to any Award or Account or Share Equivalents.

5.      CREDITS TO ACCOUNTS.

        5.1 Credits - General. The Company shall establish an Account for each Participant for each Award granted to that Participant. At the time of grant of each Award, the Share Equivalent of that Award shall be determined by dividing the Base Amount of the Award by the Share Equivalent Value determined as of the Valuation Date most recently preceding the date of the Award (or the Valuation Date as of which the Award is made, if applicable), and the resulting number of Share Equivalents shall be credited to the Account maintained for that Participant for that Award. The Share Equivalents originally credited to an Account shall be allocated into three sub-accounts, the first consisting of 10% of the total number of such Share Equivalents (the "FIRST SUB-ACCOUNT"), the second consisting of 25% of the total number of such Share Equivalents (the "SECOND SUB-ACCOUNT"), and the third consisting of 65% of the total number of such Share Equivalents (the "THIRD SUB-ACCOUNT"). Each Sub-Account may be credited with additional Share Equivalents pursuant to Section 5.2.

        5.2    Additional Credits.

               (a) Whenever the Company shall pay any dividends (other than in Common Stock) upon issued and outstanding Common Stock, or make any distribution (other than in Common Stock) with respect thereto, there shall be credited to each Sub-Account of each Participant a number of Share Equivalents determined by multiplying the "fair value" of any dividend (or other distribution) made by the Company with respect to one share of its Common Stock by the number of Share Equivalents in that Sub-Account and then dividing that product by the Share Equivalent Value determined as of the Valuation Date most recently preceding the date




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of the dividend or distribution (or the Valuation Date upon which the dividend or distribution is made, if applicable). In the case of a cash dividend or distribution, the "fair value" thereof shall be the amount of such cash, and, in the case of any other dividend or distribution, the "fair value" thereof shall be such amount as shall be determined in good faith by the Board or Committee.

               (b) If the Company pays any dividend or distribution upon its issued and outstanding Common Stock payable in additional shares of such Common Stock, there shall be credited to each Sub-Account of each Participant a number of Share Equivalents equal to the product obtained by multiplying (i) the number of Share Equivalents in that Sub-Account at the time of payment by (ii) the number of shares of Common Stock issued as a stock dividend or distribution by the Company with respect to one share of its Common Stock.

               (c) In the event of any change in the number of outstanding shares of the Common Stock effected without receipt of consideration therefor by the Company and not addressed by Section 5.2(a) or (b), whether by reason of a stock dividend or split, combination, exchange of shares or other recapitalization, merger in which the Company is the surviving corporation or other similar corporate change, then if the Board or Committee shall determine that such change equitably requires an adjustment in the number or kind of Share Equivalents then held in Participants' Sub-Accounts, or other computations under the Plan based upon Common Stock or its value, such adjustment shall be made by the Board or Committee and shall be conclusive and binding for all purposes of the Plan.

        5.3 Cessation of Credits. There shall be no further credits to a Sub-Account after it vests, or to any account or accounts of a Participant after termination of his or her employment with the Company or a Change in Control.

6.      VESTING AND PAYMENT.

        6.1 Vesting. Except as provided below, Participants will have no vested interest in any Award prior to vesting thereof or in excess of the amount thereof vested. Each Award shall vest in three installments: the First Sub-Account for an Award shall vest on the second anniversary of the Valuation Date most recently preceding the date of the Award (or upon which the Award is made, if applicable); the Second Sub-Account for that Award shall vest on the third anniversary of the Valuation Date most recently preceding the date of the Award (or upon which the Award is made, if applicable); and the Third Sub-Account for that Award shall vest on the fourth anniversary of the Valuation Date most recently preceding the date of the Award (or upon which the Award is made, if applicable). Notwithstanding the foregoing, however, vesting shall immediately cease upon termination of the Participant's employment with the Company for any reason, and no vesting credit shall be given for partial years, regardless of the reason for termination of the Participant's employment with the Company. If a Participant's employment with the Company terminates for any reason, he or she shall immediately forfeit all nonvested Awards and account balances.

        6.2 Change in Control. Notwithstanding the foregoing, all Awards shall vest in their entirety immediately prior to any Change in Control.



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        6.3 Payments. Within sixty (60) days of vesting of a Sub-Account, the
Company shall pay to the Participant for whom that Sub-Account is maintained an amount equal to the product of the number of Share Equivalents in that Sub-Account on the date of vesting and the Share Equivalent Value then applicable. For these purposes, the Company shall determine the "SHARE EQUIVALENT VALUE" as of each Valuation Date as the arithmetic mean of the closing prices of the Common Stock on the New York Stock Exchange (or other exchange or market system upon which the Common Stock principally trades) for each trading day during the 12-month period ending on the day before that Valuation Date. The Share Equivalent Value determined as of each Valuation Date shall apply to the calculation of all credits and payments in respect of any vesting occurring on or after that Valuation Date and before the next succeeding Valuation Date.

        6.4 Payments only to Participant. Payments pursuant to any Award shall be made only to the Participant recipient of that Award or his or her survivors.

        6.5 Tax Limits. Notwithstanding anything herein to the contrary, if the Company's tax deduction for any payment under the Plan would be disallowed under
Section 162(m) or 280G of the Internal Revenue Code of 1986, as amended, or for any other reason, the Company may, in its discretion, defer payment of the excess amount, but only to the extent that, and for so long as, the Company's tax deduction for the payment would be disallowed. Amounts that are deferred for this reason will accrue interest at a rate in accordance with the Deferred Compensation Plan.

        6.6 Deferral. A Participant may elect at any time prior to the first anniversary of the date of grant of an Award to defer receipt of any or all payments due under the Plan in respect of that Award. Such election shall be made, and any such deferral shall be effected and administered, in accordance with the Deferred Compensation Plan.

7.      TAXES.

        7.1 Withholding. The amounts payable to a Participant under the Plan shall be reduced by any amount that the Company is required to withhold with respect to such payments under applicable law.

        7.2 Participant Taxes. The Company is not responsible for, and makes no representation or warranty whatsoever in connection with, the tax treatment hereunder, and each Participant should consult his or her own tax advisor.

8.      AMENDMENT OR TERMINATION.

        The Board may, from time to time, amend, modify, change, suspend, or terminate, in whole or in part, any or all provisions of the Plan, except that no amendment, modification, change, suspension, or termination may affect any right of any Participant, without his or her consent, with respect to any Award granted prior to the effective date of such amendment, modification, change, suspension, or termination.



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9.      ASSIGNMENT.

        No right or interest to or in any Award, payment or benefit to a Participant shall be assignable by such Participant except by will or the laws of descent and distribution. No right, benefit or interest of a Participant hereunder shall be subject to anticipation, alienation, sale, assignment, encumbrance, charge, pledge, hypothecation or set off in respect of any claim, debt or obligation, or to execution, attachment, levy or similar process or assignment by operation of law. Any attempt, voluntarily or involuntarily, to effect any action specified in the immediately preceding sentences shall, to the full extent permitted by law, be null, void and of no effect; provided, however, that this provision shall not preclude a Participant from designating one or more beneficiaries to receive any amount that may be payable to such Participant under the Plan after his or her death and shall not preclude the legal representatives of the Participant's estate from assigning any right hereunder to the person or persons entitled thereto under his or her will, or, in the case of intestacy, to the person or persons entitled thereto under the laws of intestacy applicable to his or her estate.

10.     GENERAL.

        10.1 Laws Governing. The substantive laws of the State of California shall govern the validity, construction, enforcement and interpretation of the Plan and all Awards, unless otherwise specified therein.

        10.2 Good Faith Determinations. No member of the Committee or the Board shall be liable, with respect to the Plan or any Award, for any act, whether of commission or omission, taken by any other member or by any officer, agent, or employee of the Company, nor, excepting circumstances involving his or her own bad faith, for anything done or omitted to be done by himself or herself. The Company shall indemnify and hold harmless each member of the Committee and Board from and against any liability or expense hereunder, except in the case of such member's own bad faith.

        10.3 Effect of Headings. Section headings contained in the Plan are for convenience only and shall not affect the construction or interpretation of the Plan.

        10.4 Invalid Provisions. If any provision of the Plan or any Award granted hereunder is held to be illegal, invalid or unenforceable under present or future laws effective during the term of the Plan, such provision shall be fully severable; the Plan or such Award shall be construed and enforced as if such illegal, invalid or unenforceable provision had never been a part of the Plan or such Award; and the remaining provisions of the Plan or such Award shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or severance from the Plan or such Award. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as part of the Plan or such Award a provision as similar in terms to such illegal, invalid or unenforceable provision as is possible and still be legal, valid and enforceable.



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        10.5 Set-Off. The Company shall be entitled, at its option and not in lieu of any other remedies to which it may be entitled, to set off any amounts due the Company or any affiliate of the Company against any amount due and payable by the Company or any affiliate of the Company to a Participant pursuant to this Plan or otherwise.

        10.6 Waivers. No waiver of any term or condition hereof shall be binding unless it is in writing and signed by the Company and the affected Participant. The waiver by any party of a breach of any provision of this Plan shall not operate or be construed as a waiver of any subsequent breach by any party.

        10.7 Inurement. The rights and obligations under the Plan and any related agreements shall inure to the benefit of, and shall be binding upon the Company, its successors and assigns, and the Participants and their beneficiaries and legal representatives.

        10.8 Entire Agreement. This Plan constitutes the entire agreement between the Company and the Participants concerning the subject matter hereof, and supersedes all other agreements, whether written or oral, with respect to such subject matter.



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